THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US $28.36
Market price	US $28.47
Premium/(discount)		0.39%
Fund size	US$	411.2m
Source: State Street Corporation

At March 31, 2006		US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	7.5	1.3
Year to date	22.2	8.5
One year	19.3	23.4
Three years %pa	29.7	28.4
Past performance is not a guide to future returns.
Source: State Street Corporation. NAV-NAV performance.
* Source for index data: MSCI.
MANAGER’S COMMENTARY
The Fund performed strongly in March despite Chinese markets being essentially flat over the month. A series of excellent results and a proposed privatization drew investor attention to the attractive valuation of some of our small and mid cap holdings. Top performers this month included: Shineway, a producer of traditional Chinese medicines; Agile, the Guangdong-based property developer; and Zijin, one of the few substantial Chinese mining companies not owned by the state. The National Peoples Congress’ focus on stimulating a recovery in the rural economy also helped some of our holdings in agriculture-related stocks, such as Chaoda and Sinochem.
Despite the sharp gains enjoyed by a number of the portfolio’s holdings this year, valuations generally remain low. In contrast to other emerging markets, a large swathe of our investment universe — particularly the A-share market and Taiwan — has been distinctly lacking in exuberance. The only areas where we have seen any degree of over-excitement have been in some Hong Kong-listed China retail names (where we are gradually taking profits), the state-owned banks and Hong Kong Initial Public Offerings (IPOs). Our main worries at the moment are: trade relations between the US and China ahead of the mid-term elections, an expansion of equity supply and a possible unpleasant surprise from Chinese inflation data. Senators Schumer and Graham appeared to have been somewhat mollified by their recent visit to Beijing, but further upward pressure on the Renminbi and threats of a trade war can be expected ahead of Hu Jintao’s visit to Washington and the midterms. In terms of inflation, now that the meeting of the National Peoples Congress is out of the way, politically unpopular price rises can be introduced. Gas and gasoline prices have already been raised. Increases in electricity and water charges cannot be far behind. There is also growing pressure on wages in areas of southern China and in certain skilled professions. In Li & Fung’s recent results meeting, William Fung commented that “anything to do with China actually has a higher inflation component than other parts of the world.” Should inflation start to pick up, this would put the government in a quandary, making it harder for it to control Renminbi appreciation.
In the A-share market, 60% of companies have either begun or completed non-tradable share reform. Another milestone in the development of this market was passed when a cement company announced the first “strategic investment” into its tradable shares, a process that allows investors to circumvent the cumbersome QFII (qualified foreign institutional investor) system. However, local investor sentiment does remain fragile, and local mutual funds, under pressure from redemptions, are on average holding 30% cash.
Taiwan, a long-term underperformer, has remained under pressure from consumer credit problems and from the political noise associated with the decline in support for President Chen Shui-bian. Your fund has 16.1% and 15.4% respectively invested in these two depressed markets. We expect to see a liquidity-driven recovery in A-shares later this year. In the case of Taiwan, however, we might need to wait until 2007, when the next presidential elections come into focus, for the market to rally, this is despite the fact that the market represents excellent value (the market’s dividend yield is almost double the long bond yield).
Chris Ruffle, Martin Currie Inc

INVESTMENT STRATEGY
The Fund is 95.0% invested with holdings in 72 companies, three of which are unlisted. The portfolio is biased towards management-owned companies, many of which tend to be small caps with domestic focus.
We reduced the fund’s holdings in Ports Design and Fu Ji, strong performers which now appear fully valued. We bought into the laggard China International Insurance, whose Taiping Insurance subsidiary we expect to break even this year. In the A-share market, we switched out of utility Shenergy and into power transmission equipment maker Tianwei, whose solar cell subsidiary we expect will be spun off soon. We participated in the IPO by Hunan Non-ferrous, which listed on the last day of the month and performed spectacularly on its market debut.
Chris Ruffle, Martin Currie Inc
DIRECT INVESTMENT MANAGER’S COMMENTARY
We believe the favorable investment market in the People’s Republic — in terms of rapid economic growth, the genuine need of its entrepreneurs for capital and bullish investor sentiment towards the country — will persist. The high level of economic activities is leading to a substantial increase in quality of deal flow. The continuing high level of interest of overseas investors in acquiring assets in China is creating an attractive exit market for private equity investors. We will exploit these opportunities to create value for the Fund.
In addition to traditional manufacturing plays, we are seeing more companies in service industries raising funds in order to expand. The emerging need for capital of companies operating in diverse areas such as healthcare, education, media and business services is broadening the investment opportunity set in China.
KOH Kuek Chiang, Asian Direct Capital Management

FUND DETAILS
Market cap	US$ 436.8m
Shares outstanding	14,496,220
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management
Source: State Street Corporation.
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Information technology	14.1%	26.0%
Financials	13.9%	30.3%
Consumer discretionary	13.4%	6.1%
Industrials	12.8%	10.3%
Materials	10.1%	6.6%
Consumer staples	8.4%	1.1%
Energy	6.7%	6.8%
Utilities	6.1%	4.9%
Healthcare	4.4%	—
Telecommunications	4.1%	7.9%
Index fund	1.0%	—
Other assets & liabilities	5.0%	—
Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI
ASSET ALLOCATION

▪ Hong Kong	47.6%
▪ Hong Kong ‘H’ shares	8.6%
▪ Taiwan	16.1%
▪ Singapore	1.8%
▪ United States ‘N’ shares	2.2%
▪ ‘A’ share access product	15.4%
▪ Direct	3.3%
▪ Other assets & liabilities	5.0%
Source: State Street Corporation

PERFORMANCE	(US$ RETURNS)

	NAV %	Market price %
One month	7.5	(3.4)
Year to date	22.2	22.8
Three years %pa	29.7	30.4
Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (3.3%)

CDW Holdings Ltd	Information technology	1.8%
Global e Business	Information technology	0.7%
Captive Finance	Financials	0.7%
teco Optronics	Information technology	0.1%
15 LARGEST LISTED INVESTMENTS (42.8%)

Chaoda Modern Agriculture	Consumer staples	6.5%
Zijin Mining	Materials	4.3%
China Life Insurance	Financials	4.2%
China Minsheng Banking	Financials	2.9%
TPV Technology	Industrials	2.7%
Tripod Technology	Information technology	2.6%
Xinao Gas	Utilities	2.6%
Solomon Systech	Information technology	2.4%
Cathay Financial	Financials	2.4%
Merry Electronics	Consumer discretionary	2.3%
Agile Property	Financials	2.1%
Golden Meditech	Healthcare	2.1%
Shanghai Zhenhua Port Machinery	Industrials	2.0%
China Shenhua Energy	Energy	1.9%
Bio-Treat Technology	Utilities	1.8%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	7.5	22.2	22.2	19.3	29.7	22.4	9.4
MSCI Golden Dragon	1.3	8.5	8.5	23.4	28.4	8.2	n/a
Hang Seng Chinese Enterprise	3.0	25.7	25.7	40.6	45.5	30.0	n/a
Shanghai Stock Exchange 180	0.0	13.4	13.4	13.9	(3.6)	n/a	n/a
Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date July 10, 1992. Three year, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2006 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each Index please see the final page of this document.

PERFORMANCE IN PERSPECTIVE
Past performance is not a guide to future returns.
Source: Martin Currie Inc as of March 31, 2006.
THE CHINA FUND INC. PREMIUM/DISCOUNT
Past performance is not a guide to future returns.
Source: Martin Currie Inc as of March 31, 2006.
DIVIDEND HISTORY CHART
Total	0.91	0.61	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51
Income	0.09	0.01	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22
Long term capital	0.04	0.24	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29
Short term capita	0.79	0.36	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00
Past performance is not a guide to future returns Source:
State Street Corporation.

THE PORTFOLIO — IN FULL	AT MARCH 31, 2006

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Hong Kong						47.6%
Chaoda Modern Agriculture	682 HK	HK$	6.1	34,089,900	26,797,646	6.5%
Zijin Mining	2899 HK	HK$	6.1	22,242,000	17,484,159	4.3%
China Life Insurance	2628 HK	HK$	9.8	13,497,000	17,132,256	4.2%
TPV Technology	903 HK	HK$	8.6	9,968,000	10,982,854	2.7%
Xinao Gas	2688 HK	HK$	7.2	11,560,000	10,725,842	2.6%
Solomon Systech	2878 HK	HK$	3.8	20,698,000	10,069,002	2.4%
Agile Property	3383 HK	HK$	6.5	10,292,000	8,620,932	2.1%
Golden Meditech	8180 HK	HK$	2.4	27,900,000	8,449,152	2.1%
China Netcom	906 HK	HK$	13.7	4,078,000	7,199,608	1.8%
Shangri-La Asia	0069 HK	HK$	12.6	4,318,000	6,955,586	1.7%
Ports Design	589 HK	HK$	11.4	4,421,500	6,495,544	1.6%
China Fire Safety	8201 HK	HK$	1.0	50,380,000	6,362,464	1.5%
China Shineway Pharmaceutical	2877 HK	HK$	6.4	7,615,000	6,280,453	1.5%
Comba Telecom Systems	2342 HK	HK$	3.0	16,118,000	6,127,372	1.5%
Lenovo	992 HK	HK$	3.0	15,858,000	6,079,620	1.5%
Asia Aluminium	930 HK	HK$	1.4	23,250,000	4,194,614	1.0%
Digital China	861 HK	HK$	2.9	10,692,000	3,926,855	1.0%
Li Ning	2331 HK	HK$	7.5	3,726,000	3,553,167	0.9%
China Travel	0308 HK	HK$	2.0	13,840,000	3,513,528	0.8%
Natural Beauty Bio-Technology	157 HK	HK$	0.8	32,780,000	3,379,403	0.8%
China Rare Earth	769 HK	HK$	1.7	15,254,000	3,302,434	0.8%
Parkson Retail	3368 HK	HK$	23.5	1,080,500	3,272,154	0.8%
Fountain Set	420 HK	HK$	3.4	6,714,000	2,963,350	0.7%
Ocean Grand Chemicals	2882 HK	HK$	1.3	17,379,000	2,956,241	0.7%
China Insurance International	966 HK	HK$	4.1	4,026,000	2,127,153	0.5%
Beiren Printing Machinery	187 HK	HK$	1.9	7,000,000	1,677,846	0.4%
Sinochem Hong Kong	297 HK	HK$	2.4	5,000,000	1,546,402	0.4%
Asia Zirconium	395 HK	HK$	0.7	13,196,000	1,156,358	0.3%
Hunan Nonferrous Metal	2626 HK	HK$	2.9	2,698,000	999,588	0.2%
TCL Multimedia Technology	1070 HK	HK$	1.2	5,506,000	858,544	0.2%
Arcontech	8097 HK	HK$	0.1	18,386,000	236,935	0.1%

Hong Kong ‘H’ shares						8.6%
China Shenhua Energy	1088 HK	HK$	13.7	4,536,500	7,950,618	1.9%
Anhui Expressway	995 HK	HK$	4.5	12,406,000	7,194,247	1.8%
BYD	1211 HK	HK$	16.1	3,225,000	6,670,307	1.6%
Sinotrans	598 HK	HK$	3.1	12,835,000	5,168,767	1.3%
China Oilfield Services	2883 HK	HK$	4.0	9,546,000	4,828,388	1.2%
Lianhua Supermarket	980 HK	HK$	8.5	2,859,000	3,131,657	0.8%

Taiwan						16.1%
Tripod Technology	3044 TT	NT$	105.5	3,334,095	10,836,823	2.6%
Cathay Financial	2882 TT	NT$	58.0	5,438,000	9,717,147	2.4%
Merry Electronics	2439 TT	NT$	104.0	3,012,016	9,650,775	2.3%
Advanced Semiconductor Engineering	2311 TT	NT$	30.7	5,698,000	5,389,300	1.3%
Premier Image Technology	2394 TT	NT$	43.7	3,371,000	4,533,301	1.1%
Uni-President Enterprises	1216 TT	NT$	19.8	6,729,000	4,104,755	1.0%
Taiwan Green Point	3007 TT	NT$	98.8	1,286,783	3,916,822	1.0%
Radiant Opto-Electronics	6176 TT	NT$	79.8	1,500,000	3,687,786	0.9%
Data Systems Consulting	2447 TT	NT$	24.5	4,362,043	3,285,794	0.8%
China Metal Products	1532 TT	NT$	28.2	3,584,000	3,113,785	0.8%
Cheng Shin Rubber	2105 TT	NT$	23.7	4,129,481	3,015,195	0.7%
Taiwan FamilyMart	5903 TT	NT$	49.5	1,645,592	2,509,568	0.6%
Yieh United Steel	9957 TT	NT$	8.4	9,483,000	2,439,517	0.6%

Singapore						1.8%
Bio-Treat Technology	BIOT SP	SG$	1.2	9,799,000	7,337,804	1.8%

United States ‘N’ shares						2.2%
The9	NCTY US	US$	29.8	184,861	5,499,615	1.3%
China Techfaith Wireless	CNFT US	US$	14.5	233,338	3,378,734	0.8%
Chindex International	CHDX US	US$	9.1	69,987	634,082	0.1%

‘A’ share access products						15.4%
China Minsheng Banking		US$	0.7	18,401,722	11,795,504	2.9%
Shanghai Zhenhua Port Machinery		US$	1.6	5,287,861	8,407,699	2.0%
China Yangtze Power		US$	0.8	7,577,738	6,062,190	1.5%
China Petroleum & Chemical		US$	0.6	7,899,000	4,976,370	1.2%
Qinghai Salt Lake Potash		US$	2.0	2,396,122	4,861,732	1.2%
Kweichow Moutai		US$	7.8	547,906	4,255,586	1.0%
China Merchants Bank		US$	0.8	5,290,406	4,242,906	1.0%
Xinjiang Tebian Electric		US$	1.1	3,577,791	3,939,148	1.0%

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
iShares Asia Trust-FTSE/Xinhua		HK $52.6	580,000	3,927,731	1.0%
Youngor		US $0.5	7,562,730	3,766,240	0.9%
Shanghai Port Container		US $1.3	2,434,945	3,189,778	0.8%
Shanghai International Airport		US $1.4	2,141,969	3,035,170	0.7%
Shenergy		US $0.6	756,900	478,361	0.1%
Baoding Tianwei Babian Electric		US $2.0	136,049	277,443	0.1%

Direct					3.3%
CDW Holdings Ltd			60,000,000	7,612,093	1.8%
Global e Business			40,000	3,050,720	0.7%
Captive Finance			2,000,000	3,045,000	0.7%
teco Optronics			1,861,710	150,000	0.1%

Other assets & liabilities				5,199,662	5.0%
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the listed equity portfolio of the China Fund Inc (the Fund). MC Inc is authorized and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. It explicitly does not accept responsibility for the views and opinions expressed by Asia Direct Capital Management.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the Fund. Asian Direct Capital Management is the direct investment manager to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
•	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

•	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

•	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

•	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

•	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

•	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

•	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

•	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorized and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.